CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2016, relating to the financial statements and financial highlights which appears in the December 31, 2015 Annual Report to Shareholders of Wilshire Large Company Growth Portfolio, Wilshire Large Company Value Portfolio, Wilshire Small Company Growth Portfolio, Wilshire Small Company Value Portfolio, the Wilshire 5000 Index Fund, and Wilshire International Equity Fund, (collectively, Wilshire Mutual Funds, Inc.), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
April 29, 2016

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800 2001 Market Street Philadelphia PA 19103
T: (267) 330-3000, F: (267) 330-3300, www.pwc.com